  As filed with the Securities and Exchange Commission on September 26, 1997
                                                      Registration No. 333-29479
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                            ACT MANUFACTURING, INC.
             (Exact name of registrant as specified in its charter)

            MASSACHUSETTS                                 04-2777507
         (State or other jurisdiction of               (I.R.S. Employer
       incorporation or organization)                Identification No.)

                108 FOREST AVENUE, HUDSON, MASSACHUSETTS  01749
                                 (508) 562-1200
   (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                              ____________________

                                  JOHN A. PINO
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               108 FOREST AVENUE
                          Hudson, Massachusetts 01749
               (Name and address of agent for service of process)
                                 (508) 562-1200
         (Telephone number, including area code, of agent for service)
                              ____________________

                                    Copy to:
                             JOHN A. MELTAUS, ESQ.
                        TESTA, HURWITZ & THIBEAULT, LLP
                       HIGH STREET TOWER, 125 HIGH STREET
                          BOSTON, MASSACHUSETTS  02110
                                 (617) 248-7000

    The Registrant hereby removes from registration under this Registration Statement (No. 333-29479) 11,500 shares of Common Stock, $.01 par value per share (the "Common Stock"), registered hereunder (all shares originally registered hereunder being referred to as the "Offered Shares"), that have not been sold pursuant to this Registration Statement as of the date hereof. The Offered Shares were originally registered in connection with the Registrant's acquisition of substantially all of the assets and liabilities of Electronic
Systems Corporation, a division of ESI Acquisition Corporation.   As of the date
hereof, 179,046 Offered Shares had been sold or otherwise transferred by selling stockholders under this Registration Statement. Pursuant to the Registrant's Undertaking in Item 17 of this Registration Statement, the Registrant hereby removes from registration the 11,500 Offered Shares that have not been sold pursuant to this Registration Statement prior to the date hereof.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hudson, Massachusetts on September 26, 1997.


                                 By:  /s/ Douglass C. Greenlaw
                                    -------------------------------------------
                                      Douglass C. Greenlaw
                                      Vice President of Finance and
                                      Administration and Chief Financial Officer

    Pursuant to the requirements of the Securities Exchange Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

       Signature                               Title                                  Date
       ---------                               -----                                  ----

            *                        President, Chief Executive Officer            September  26, 1997
-----------------------------------  and Director (Principal Executive
John A. Pino                         Officer)


/s/ Douglass C. Greenlaw             Vice President of Finance and                 September  26, 1997
-----------------------------------  Administration and Chief Financial
Douglass C. Greenlaw                 Officer (Principal Financial and
                                     Accounting Officer)


            *                        Director                                      September  26, 1997
-----------------------------------
Edward T. Cuddy

            *                        Director                                      September  26, 1997
-----------------------------------
Bruce R. Gardner

            *                        Director                                      September  26, 1997
-----------------------------------
Donald G. Polich



* By: /s/ Douglass C. Greenlaw
      -------------------------
      Douglass C. Greenlaw
      Attorney-in-Fact